Exhibit 99.01

News

Media Contact:          Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Dan Tucker
404-506-5310
dstucker@southernco.com

                         Jan. 25, 2012
Southern Company reports 2011 fourth quarter and full-year earnings

ATLANTA -- Southern Company today reported fourth quarter 2011 earnings of $261 million, or 30 cents a share, compared with earnings of $153 million, or 18 cents a share, in the fourth quarter of 2010. Southern Company also reported full-year 2011 earnings of $2.20 billion, or $2.57 a share, compared with earnings for 2010 of $1.97 billion, or $2.37 a share.

Earnings for the quarter and the full year were positively influenced by regulatory actions -- primarily at subsidiary Georgia Power -- that became effective in 2011, as well as operating results at Southern Power, Southern Company’s competitive generation subsidiary. Earnings were negatively affected by weather that was closer to normal in 2011 than it had been in 2010.

“In a year filled with challenges, our employees continued to deliver results on behalf of the customers and communities we serve,” said Thomas A. Fanning, Southern Company chairman, president and chief executive officer. “They are helping to fulfill Southern Company’s $20 billion commitment to build the energy future of the Southeast, a process that is expected to grow more than 250,000 jobs, according to analysis by the University of West Georgia.”

Fanning noted that economic conditions in the region are improving, albeit slowly. “We see a still-challenged economy that is exhibiting sustained industrial growth alongside flat commercial and residential growth,” he said. “In recent weeks, positive signs have emerged in the form of job growth and lower unemployment rates. Meanwhile, the future looks bright, as companies continue to show avid interest in locating and expanding their businesses here in the Southeast.”

Revenues for the full year were $17.66 billion, compared with $17.46 billion in 2010, a 1.2 percent increase. Fourth quarter revenues were $3.70 billion, compared with $3.77 billion for the same period in 2010, a decrease of 2.0 percent.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 2.7 percent in 2011, compared with 2010. Residential energy sales decreased 7.7 percent, commercial energy sales decreased 2.9 percent and industrial energy sales increased 3.2 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, decreased 3.4 percent in 2011 compared with 2010.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its fourth quarter and full-year performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company was named the World’s Most Admired Electric and Gas Utility by Fortune magazine in 2011, and is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the economy, job creation and capital expenditures. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper County integrated coal gasification combined cycle facility, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including the impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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